EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the USI Insurance Services Corporation 401(k) Plan of our report dated February 12, 2003, (except Note 20, as to which the date is March 1, 2003), with respect to the consolidated financial statements of U.S.I. Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & young LLP



Los Angeles, California
April 11, 2003